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    As filed with the Securities and Exchange Commission on March 30, 2000
                                                      Registration No. 333-91617
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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-8


                         REGISTRATION STATEMENT UNDER

                          THE SECURITIES ACT OF 1933


                               YESMAIL.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

     DELAWARE                                               36-4020286
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

565 LAKEVIEW PARKWAY, SUITE 135, VERNON HILLS, ILLINOIS        60061
 (Address of Principal Executive Offices)                    (Zip Code)


                            1999 STOCK OPTION PLAN

                       1999 EMPLOYEE STOCK PURCHASE PLAN

                           (Full Title of the Plans)


                            ANDREW J. HAJDUCKY III
                         VICE PRESIDENT AND TREASURER
                               YESMAIL.COM, INC.
                        565 LAKEVIEW PARKWAY, SUITE 135
                         VERNON HILLS, ILLINOIS 60061
                    (Name and Address of Agent for Service)

                                (847) 918-9292
         (Telephone Number, Including Area Code, of Agent for Service)


                                  Copies to:

                           WILLIAM WILLIAMS II, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS 01810
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                               EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-8 (File No. 333-91617) (the "Registration Statement"), yesmail.com, inc. (the "Registrant") registered shares of its common stock, $.0001 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's (i) 1999 Stock Option Plan and (ii) 1999 Employee Stock Purchase Plan (collectively, the "Plans"). On March 10, 2000, the Registrant merged with a wholly owned subsidiary of CMGI, Inc. Therefore, pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all shares of Registrant Common Stock which remain unissued under the Plans.

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                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, The Commonwealth of Massachusetts on March 30, 2000.

                                       YESMAIL.COM, INC.



                                       By: /s/ Andrew J. Hajducky III
                                           ------------------------------------
                                           Andrew J. Hajducky III
                                           Vice President and Treasurer

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